Exhibit 23.1
Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statements (Nos. 333-136645, 333-148763, 333-188591, 333-211116, 333-226608, 333-229805 and 333-264409) on Forms S-8 and the Registration Statement (No. 333-261495) on Form S-3 of Home Bancshares, Inc., of our report dated May 20, 2022, on our audit of the consolidated financial statements of Happy Bancshares, Inc., as of and for the year ended December 31, 2021, appearing in the Current Report on Form 8-K/A of Home BancShares, Inc.

/s/ BKD LLP

Houston, Texas
May 25, 2022